Exhibit 32.2

              CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
                      OF TITLE 18 OF THE UNITED STATES CODE

         In connection with the quarterly report of Simclar, Inc. (the "company") on Form 10-Q for the period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David L. Watts, Chief Financial Officer and Secretary of the company, hereby certify as of the date hereof, solely for purpose of Title 18, Chapter 63,
Section 1350 of the United States Code, that to the best of my knowledge:

                  (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the company.

         This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.



                                    /s/ David L. Watts
                                    ----------------------------------------
                                    David L. Watts,
                                    Chief Financial Officer and Secretary
                                    Simclar, Inc.
                                    November 12, 2004